EXHIBIT 4.2

THIRD AMENDMENT TO THE VERIZON SAVINGS AND SECURITY PLAN

FOR NEW YORK AND NEW ENGLAND ASSOCIATES

FIRST AMENDMENT TO THE VERIZON SAVINGS AND SECURITY PLAN

FOR MID-ATLANTIC ASSOCIATES

FIRST AMENDMENT TO THE VERIZON SAVINGS AND SECURITY PLAN

FOR WEST REGION HOURLY EMPLOYEES

This Amendment is adopted this 16th day of November, 2023.

WHEREAS, Verizon Communications Inc. (Verizon) maintains the Verizon Savings and Security Plan for New York and New England Associates (NYNE Savings Plan), the Verizon Savings and Security Plan for Mid-Atlantic Associates (Mid-Atlantic Savings Plan), and the Verizon Savings and Security Plan for West Region Hourly Employees (West Savings Plan);

WHEREAS, pursuant to Section 18.1 of the NYNE Savings Plan, the plan may be amended by the Verizon Employee Benefits Committee (Committee) acting on behalf of Verizon in a settlor capacity, and the Chairwoman of the Committee is authorized by the Committee to act on behalf of the Committee for that purpose;

WHEREAS, pursuant to Section 20.1 of the Mid-Atlantic Savings Plan, the plan may be amended by the Chairperson of the Committee, acting on behalf of Verizon in a settlor capacity;

WHEREAS, pursuant to Section 12.01 of the West Savings Plan, the plan may be amended by the most senior Human Resources officer of Verizon acting on behalf of Verizon in a settlor capacity;

WHEREAS, the Committee reviewed the continued inclusion of the Verizon Select Equities Fund (Fund) in the plans at its April 25, 2023 meeting and it was determined by the Committee that the Fund was to be eliminated pursuant to a two-step process whereby investments in the Fund would be suspended in anticipation of a formal amendment to the plans pursuant to which the Fund would be eliminated; and

WHEREAS, this amendment is the formal amendment to the plans noted in the prior paragraph and reflects the suspension of investments in the Fund effective as of July 28, 2023 and the elimination of the Fund as an available investment option effective as of December 15, 2023.

NOW, THEREFORE, the plans are amended as set forth on the Exhibits hereto effective as stated therein.

IN WITNESS WHEREOF, this Amendment has been executed as of the date first set forth above.

Verizon Communications Inc.
Verizon Employee Benefits Committee

By:	/s/ Samantha Hammock
Samantha Hammock

Chairwoman of the Verizon Employee Benefits Committee and EVP & CHRO

By:	/s/ Marc Schoenecker
Marc Schoenecker

Associate General Counsel – Employee Benefits and Counsel to the Verizon Employee Benefits Committee

EXHIBIT 4.2

EXHIBIT A

THIRD AMENDMENT TO THE VERIZON SAVINGS AND SECURITY PLAN

FOR NEW YORK AND NEW ENGLAND ASSOCIATES

The definition of “Funds” in Section 2 of the NYNE Savings Plan is amended to add a new paragraph at the end of such definition, such paragraph to read in its entirety as set forth below.

Pursuant to the resolutions adopted at the Committee’s April 25, 2023 meeting, investments into the Verizon Select Equities Fund were frozen on July 28, 2023. Therefore, effective as of July 28, 2023, no additional contributions or investment transfers, including loan repayments, shall be made into the Verizon Select Equities Fund and all elections to invest amounts in the Verizon Select Equities Fund shall be deemed elections to invest in the Verizon Target Date Fund that corresponds most closely with the year the Member will reach age 65. In addition, consistent with the resolutions adopted at the Committee’s April 25, 2023 meeting, effective as of the close of the market on December 15, 2023, the Verizon Select Equities Fund shall not be available as an investment option under the Plan, and all amounts in such fund shall be liquidated and transferred to the Verizon Target Date Fund that corresponds most closely with the year the Member will reach age 65.

EXHIBIT 4.2

EXHIBIT B

FIRST AMENDMENT TO THE VERIZON SAVINGS AND SECURITY PLAN

FOR MID-ATLANTIC ASSOCIATES

The definition of “Funds” in Section 2 of the Mid-Atlantic Savings Plan is amended to add a new paragraph at the end of such definition, such paragraph to read in its entirety as set forth below.

Pursuant to the resolutions adopted at the Committee’s April 25, 2023 meeting, investments into the Verizon Select Equities Fund were frozen on July 28, 2023. Therefore, effective as of July 28, 2023, no additional contributions or investment transfers, including loan repayments, shall be made into the Verizon Select Equities Fund and all elections to invest amounts in the Verizon Select Equities Fund shall be deemed elections to invest in the Verizon Target Date Fund that corresponds most closely with the year the Member will reach age 65. In addition, consistent with the resolutions adopted at the Committee’s April 25, 2023 meeting, effective as of the close of the market on December 15, 2023, the Verizon Select Equities Fund shall not be available as an investment option under the Plan, and all amounts in such fund shall be liquidated and transferred to the Verizon Target Date Fund that corresponds most closely with the year the Member will reach age 65.

EXHIBIT C

FIRST AMENDMENT TO THE VERIZON SAVINGS AND SECURITY PLAN

FOR WEST REGION HOURLY EMPLOYEES

A new Section 6.01(a)(3) is added to the West Savings Plan, to read in its entirety as set forth below.

(3) Pursuant to the resolutions adopted at the Committee’s April 25, 2023 meeting, investments into the Verizon Select Equities Fund were frozen on July 28, 2023. Therefore, effective as of July 28, 2023, no additional contributions or investment transfers, including loan repayments, shall be made into the Verizon Select Equities Fund and all elections to invest amounts in the Verizon Select Equities Fund shall be deemed elections to invest in the Verizon Target Date Fund that corresponds most closely with the year the Member will reach age 65. In addition, consistent with the resolutions adopted at the Committee’s April 25, 2023 meeting, effective as of the close of the market on December 15, 2023, the Verizon Select Equities Fund shall not be available as an investment option under the Plan, and all amounts in such fund shall be liquidated and transferred to the Verizon Target Date Fund that corresponds most closely with the year the Member will reach age 65.